Exhibit 5

                          Certification Under Rule 466

The Depositary, The Bank of New York, represents and certifies the following:

(1)   That  it  previously  has  filed a  Registration  Statement  on  Form  F-6
      (Netease.com, Inc., Registration No. 333-11738) which the Commission declared effective, with terms of deposit identical to the terms of deposit of this Registration Statement except for the number of foreign securities a Depositary Share represents.

(2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                                  THE BANK OF NEW YORK,
                                                  As Depositary

                                                  By: /s/ Vincent J. Cahill, Jr.
                                                      --------------------------
                                                  Name: Vincent J. Cahill, Jr.
                                                  Title: Vice President